UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

      On June 26, 2015, Kips Bay Medical, Inc. (the “Company”) terminated the Company’s eMESH I clinical feasibility trial due to poor early angiographic results from enrolled patients who had an eSVS Mesh implanted using a new surgical implant technique approved by the U.S. Food and Drug Administration (“FDA”) in March 2014 and determined to cease the development of the eSVS Mesh. Also on June 26, 2015, in light of the termination of its feasibility trial, the results of its review of available strategic alternatives and its current cash position, the Board of Directors of the Company unanimously approved the liquidation and dissolution of the Company pursuant to a Plan of Dissolution and Complete Liquidation (the “Plan of Dissolution and Liquidation”), subject to obtaining requisite stockholder approval. A copy of the Plan of Dissolution and Liquidation is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      In connection with the above-described actions, the Company intends to terminate the employment of Randall K. LaBounty, the Company’s Vice President of Regulatory and Clinical Affairs, effective July 10, 2015.

Item 8.01. Other Events.

As described above, on June 26, 2015, the Company terminated the Company’s eMESH I clinical feasibility trial due to poor early angiographic results from enrolled patients who had an eSVS Mesh implanted using the new surgical implant technique and determined to cease the development of the eSVS Mesh. Also on June 26, 2015, in light of the termination of its feasibility trial, the results of its review of available strategic alternatives and its current cash position, the Board of Directors of the Company unanimously approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and Liquidation, subject to obtaining requisite stockholder approval.

Of the strategic alternatives available to the Company, the Board of Directors determined that it is in the best interests of the Company and its stockholders to dissolve the Company, wind up its operations and return any remaining cash to its stockholders. As of June 27, 2015, the Company had cash and cash equivalents of $2.0 million, which the Company anticipates should be sufficient to pay off all of its current and anticipated liabilities and to conduct an orderly wind down of its operations. The Company cannot determine with certainty the amount of any liquidating distribution to its stockholders and it is possible that there will be no liquidating distribution to stockholders. The amount of any cash distributed to its stockholders will depend upon, among other things, the Company’s current liquid assets offset by its known and unknown liabilities as well as operating expenses associated with the dissolution.

The Board of Directors made its decision to approve a plan of dissolution and liquidation of the Company after completing an exhaustive evaluation of various strategic alternatives available to the Company for enhancing stockholder value, including but not limited to, continued execution of its business plan and further modification of the Company’s eSVS Mesh device and implant technique; the sale of the Company or its assets, including its intellectual property portfolio; partnering or other collaboration agreements; a merger, reverse merger or other strategic transaction.

Despite the Company’s plan to seek a dissolution and liquidation of the Company, the Company intends to continue to review and evaluate any available strategic alternatives. If, prior to its dissolution, the Company receives an offer for a transaction that, in the view of the Board of Directors, will provide superior value to the Company’s stockholders than the value of the estimated distribution under the plan of dissolution and liquidation, taking into account all factors that could affect valuation, including timing and certainty of payment or closing, credit market risks, proposed terms and other factors, the Company could abandon the dissolution and liquidation in favor of such a transaction.

A copy of the press release regarding these matters is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
2.1	Plan of Dissolution and Complete Liquidation of Kips Bay Medical, Inc. (Filed herewith).

99.1	Press release dated June 29, 2015 (Filed herewith).

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Plan of Dissolution and Liquidation, the Company intends to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement and other relevant materials. The proxy statement and other relevant materials will contain important information about the Company, the proposed dissolution and liquidation and related matters. Investors and stockholders are urged to read the proxy statement and the other relevant materials carefully when they become available because they will contain important information about the Company and the Plan of Dissolution and Liquidation.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting the investor relations department of Kips Bay Medical, Inc. at 763-235-3540.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed Plan of Dissolution and Liquidation. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation is included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on March 12, 2015, and will be included in the proxy statement to be filed by the Company with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this report that relate to future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “intends,” plans,” “expects,” “anticipates,” “estimates,” “continues,” “should,” “could,” “would,” “will,” “may,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include the Company’s plans and expectations regarding an orderly wind down of its operations and a dissolution and liquidation of the Company and estimated distributions to stockholders in liquidation. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Company’s actual results to be materially different than those expressed in or implied by Company’s forward-looking statements. For the Company, such uncertainties and risks include, among others, the future of Company’s business and operations; its ability to retain essential personnel, wind down its operations in an orderly fashion, sell its assets, including its intellectual property portfolio, and pay off all of its creditors and liabilities; its ability to obtain stockholder approval of a dissolution and liquidation; the precise nature, amount and timing of any distributions to stockholders, which will depend on and could be delayed by, among other things, the sale of assets, unexpected or greater than expected expenses, and potential litigation; the possible abandonment or delay in the implementation of the dissolution and liquidation; the possible liability of stockholders to the Company’s creditors in the event the Company fails to create an adequate contingency reserve to satisfy claims against the Company; costs to terminate, retain or replace personnel and consultants; the inability of stockholders to publicly trade the Company’s stock after the Company closes its stock transfer books on the date the Company files a certificate of dissolution with the Delaware Secretary of State; and potential future litigation. More detailed information on these and other factors that could affect Company’s actual results are described in Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q and will be described in Company’s proxy statement to be filed in connection with the Plan of Dissolution and Liquidation. The Company undertakes no obligation to update its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2015	KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
	Name:	Scott Kellen
	Title:	Chief Operating Officer and Chief Financial Officer

KIPS BAY MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Plan of Dissolution and Complete Liquidation of Kips Bay Medical, Inc.	Filed herewith

99.1	Press release dated June 29, 2015	Filed herewith

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